Exhibit 23.2

[RSG GLOBAL LOGO]

CONSENT

Head Office:

1162 Hay Street
West Perth WA 6005
February 2005
P.O. Box 1671
West Perth WA 6872
Telephone: +61 8 9324 8800
Facsimile: +61 8 9324 8877

The Directors,	Email: info.australia@rsglobal.com

Golden Star Resources Limited	Web: http://www.rsgglobal.com

I, Colin Jones, do hereby consent to the inclusion of resource estimates and preliminary pit optimisation results for the Paul Isnard Project, as independently prepared by RSG Global in 2003, in the Form 10-K of golden Star Resources Limited, and to the use of “RSG Global” in the form and context in which it appears.

RSG Global understands that no additional work has been completed a the Paul Isnard Project since 2003, and that the resources as independently estimated by RSG Global remain valid.

Dated this 2nd day of February 2004.

/s/ [Signature Illegible]

For and on behalf of
C.M. Jones, Partner
RSG Global PTY Ltd

C: \Documents and Settings \ktaylor \Local Settings \Temporary Internet Files \OLKA \RSG Consent S A Resources.doc

RSG Global Pty Ltd (ACN 101 090 135) as trustee for RSG Global Partnerhip (ABN 79 256 402 893)

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